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                                                                     EXHIBIT 15






            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION




The Board of Directors and Shareholders
Marine Drilling Companies, Inc.:

     Re:  Registration Statement    No. 33-56920 on Form S-8 dated
                                    January 11, 1993
                                    No. 33-61901 on Form S-8 dated
                                    August 17, 1995
                                    No. 333-6997 on Form S-3 dated June 27,
                                    1996, as amended
                                    No. 333-6995 on Form S-4 dated June 27,
                                    1996, as amended
                                    No. 333-56379 on Form S-3 dated June 9, 1998


         With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 27, 1999, related to our review of interim financial information. Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant within the meanings of Sections 7 and 11 of the Act.





                                              KPMG LLP



Houston, Texas
April 27, 1999